Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of June 10, 2014, among MICHAELS STORES, INC., a Delaware corporation (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), the Guarantors party hereto and the Incremental 2014 Term Lenders referred to below.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, various lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of January 28, 2013 (as so amended and restated, the “Credit Agreement”);

WHEREAS, the Borrower has previously notified the Administrative Agent that it is requesting an Incremental Amendment to incur Incremental Term Loans pursuant to Section 2.17 of the Credit Agreement;

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower may incur Incremental Term Loans by, among other things, entering into an Incremental Amendment with each Lender and/or Additional Incremental Lender agreeing to provide such Incremental Term Loans and the Administrative Agent;

WHEREAS, the Borrower has requested that the Incremental 2014 Term Lenders extend credit as Incremental Term Lenders to the Borrower in the form of new Incremental 2014 Term Loans (as defined below) on the terms and subject to the conditions set forth herein;

WHEREAS, the Incremental 2014 Term Lenders have indicated a willingness to provide the requested Incremental 2014 Term Loans on the terms and subject to the conditions herein; and

WHEREAS, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Guggenheim Securities, LLC and Macquarie Capital (USA) Inc. shall act as lead arrangers and book running managers (collectively, in such capacities, the “Lead Arrangers”), in each case, with respect to this First Amendment and the Incremental 2014 Term Loans provided for hereunder;

NOW, THEREFORE, it is agreed:

I.                Amendments to Credit Agreement.

1.                                (a) This First Amendment constitutes an Incremental Amendment pursuant to which a new Incremental Series (as defined in the Credit Agreement as amended hereby) and a new Class of Incremental Term Loans is established pursuant to Section 2.17 of the Credit Agreement upon the occurrence of the First Amendment Effective Date (as defined below).

(a)                                 Subject to the terms and conditions set forth herein and the occurrence of the First Amendment Effective Date, each Person party hereto as an “Incremental 2014 Term Lender” (each, an “Incremental 2014 Term Lender”) severally agrees to make to the Borrower on the First Amendment Effective Date a single term loan (each, an “Incremental 2014 Term Loan” and collectively, the “Incremental 2014 Term Loans”) denominated in Dollars in a principal amount equal to the amount set forth opposite its name under the column entitled “Incremental 2014 Term Commitments” on Annex I hereto (with respect to any Incremental 2014 Term Lender, its “Incremental 2014 Term Commitment”).  Amounts borrowed under this Section I.1(b) and repaid or prepaid may not be reborrowed.

(c)                                  Each of the parties to this First Amendment hereby agrees that on the First Amendment Effective Date, (i) this First Amendment shall create a new Incremental Series and Class of Incremental Term Loans and Incremental Term Commitments, (ii) each Person executing this First Amendment in its capacity as an Incremental 2014 Term Lender shall become (or, if already a Term Lender prior to the First Amendment Effective Date, continue as) a “Lender” and a “Term Lender” under the Credit Agreement (as amended hereby) for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents and shall be bound by the provisions of the Credit Agreement (as amended hereby) as a Lender holding Incremental Term Commitments, Incremental 2014 Term Loans and Loans, (iii) the Incremental 2014 Term Commitments of the Incremental 2014 Term Lenders shall become “Incremental Term Commitments” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents and (iv) the Incremental 2014 Term Loans of the Incremental 2014 Term Lenders shall become “Incremental Term Loans” and “Loans” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.

(d)                                 Each of the parties to this First Amendment hereby agrees that the Incremental 2014 Term Loans of the Incremental Series established pursuant to this First Amendment shall have the “Interest Rates”, “Maturity Date”, “Issuance Price” and “Scheduled Amortization” set forth on Annex II hereto and that all other terms and conditions applicable to such Incremental 2014 Term Loans shall be the same as the corresponding terms and conditions applicable to the Term B Loans.

2.  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2014, by and among the Borrower, the Guarantors party thereto, the various Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning provided in the First Amendment.

“Incremental 2014 Term Loan” has the meaning provided in the First Amendment.

“Incremental 2014 Term Commitment” has the meaning provided in the First Amendment.

“Incremental Series” means all Incremental Term Loans and Incremental Term Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent that such Incremental Amendment expressly provides that the Incremental Term Loans or Incremental Commitments provided for therein are intended to be a part of any previously established “Incremental Series”) and that provide for the same interest margins, “floor” and amortization schedule.

“Transformative Acquisition” means any acquisition by the Borrower or any of its Restricted Subsidiaries of an unrelated third party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower acting in good faith).

2.                                      The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “Term Loans” in each place it appears in the table set forth in such definition with the text “Term B Loans”.

3.                                      The definition of “Class” appearing in Section 1.01 of the Credit Agreement is hereby amended by (x) inserting the text “of a given Incremental Series” immediately after the text “Incremental Term Commitments” appearing in clause (b) of the first sentence of such definition, and (y) inserting the text “made pursuant to a given Incremental Series” immediately after the text “Incremental Term Loans” appearing in clause (c) of the first sentence of such definition.

4.                                      The definition of “Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “of a given Incremental Series” immediately after the text “Incremental Term Commitment” appearing in such definition.

5.                                      The definition of “Consolidated Secured Debt Ratio” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and the Incremental 2014 Term Loans” immediately after the text “Term B Loans” appearing in the last sentence of such definition.

6.                                      The definition of “Incremental Facility” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “a given Class of” immediately before the text “Incremental Term Loans” appearing in such definition.

7.                                      The definition of “Pro Rata Share” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Pro Rata Share” means, with respect to each Lender, (i) at or prior to the funding on the Restatement Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders at such time, (ii) on the First Amendment Effective Date (immediately prior to the funding of the Incremental 2014 Term Loans and the termination of the Incremental 2014 Term Commitments on such date) and for purposes of Section 2.02(b) only, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Incremental 2014 Term Commitment of such Lender at such time and the denominator of which is the aggregate amount of all Incremental 2014 Term Commitments of all Lenders at such time and (iii) at any other time and for all other purposes, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Loans of the applicable Class of such Lender at such time and the denominator of which is the aggregate principal amount of the Loans of the applicable Class of all Lenders at such time.

8.                                      The definition of “Repricing Transaction” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and, in the case of Incremental 2014 Term Loans only, any prepayment, refinancing, conversion, substitution or replacement of such Incremental 2014 Term Loans in connection with a Transformative Acquisition” immediately before the period (“.”) at the end of the first sentence of said definition.

9.                                      The definition of “Term Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “, Incremental Term Commitment pursuant to a given Incremental Series, Refinancing Term Commitment pursuant to a given Refinancing Series or Extended Term Commitment pursuant to a given Extension Series” immediately after the text “Term Commitment” appearing in such definition.

10.                               Section 2.02(b) of the Credit Agreement is hereby amended by inserting the text “or Commitments” immediately after the text “Class of Loans” appearing in the first sentence of said Section.

11.                               Section 2.05(a)(i) of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing immediately before clause (4) to the proviso in the first sentence thereof and (ii) inserting the text “; and (5) any prepayment of Incremental 2014 Term Loans made on or prior to the six-month anniversary of the First Amendment Effective Date in connection with a Repricing Transaction shall be accompanied by the payment of the fee required by Section 2.09(c)” immediately before the period (“.”) at the end of the first sentence thereof.

12.                               Section 2.06 of the Credit Agreement is hereby amended by adding the following text at the end of said Section:

“The Incremental 2014 Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Incremental 2014 Term Loan pursuant to the First Amendment on the First Amendment Effective Date.”.

13.                               Section 2.09 of the Credit Agreement is hereby amended by adding the following new clause (c) at the end of such Section:

“(c)                            At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the six-month anniversary of the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Incremental 2014 Term Loans that are either prepaid, refinanced, substituted, replaced, converted or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all such Incremental 2014 Term Loans prepaid, refinanced, substituted, replaced or converted in connection with, or otherwise subject to, such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (b) of the definition thereof, the aggregate principal amount of all such Incremental 2014 Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction.  Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.”

14.                               Section 2.17(b) of the Credit Agreement is hereby amended by (i) inserting the text “Incremental Series and” immediately before the text “Class” appearing in the first sentence of said Section and (ii) inserting the text “same Incremental Series and” immediately before the text “same” appearing in the last sentence of said Section.

15.                               Section 7.03(b)(xxii) of the Credit Agreement is hereby amended by inserting the text “and the Incremental 2014 Term Loans” immediately after the text “Term B Loans” appearing in clause (A) of said Section.

16.                               Section 7.12 of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section:

“The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, use the proceeds of the Borrowing of Incremental 2014 Term Loans on the First Amendment Effective Date, whether directly or indirectly, for any purpose other than to finance (i) the satisfaction and discharge of the outstanding Senior Notes (and related obligations), including premium and accrued and unpaid interest thereon to, but not including, the applicable redemption date, pursuant to, and in accordance with the terms of, the Senior Notes Indenture as contemplated by Section 5(viii) of Part II of the First Amendment, and (ii) fees and expenses incurred in connection with the First Amendment and the incurrence of the Incremental 2014 Term Loans; provided, that any excess proceeds of the Borrowing of Incremental 2014 Term Loans on the First Amendment Effective Date not required for the purposes described in clauses (i) and (ii) may be used for any purpose not prohibited by this Agreement.”

II.           Miscellaneous Provisions.

1.                                      In order to induce the Incremental 2014 Term Lenders to enter into this First Amendment, each Loan Party hereby represents and warrants that:

(i)                                                             the execution, delivery and performance by such Loan Party of this First Amendment and the performance by such Loan Party of the other Loan Documents (as modified hereby) to which it is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i)(x) any indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any other Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any Restricted Subsidiary or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any material Law, except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i)(y) above, to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(ii)                                                          no Event of Default exists as of the First Amendment Effective Date, both before and after giving effect to this First Amendment and the incurrence of the Incremental 2014 Term Loans; and

(iii)                                                       the representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect thereto) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

2.                                      This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

3.                                      This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.  Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment.

4.                                      THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.                                      This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied (which may be concurrent with the occurrence of the First Amendment Effective Date in the case of clauses (viii), (ix), (x), (xi) and (xii) below):

(i)                                                             each of the Loan Parties, the Administrative Agent and each Incremental 2014 Term Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent in accordance with the notice requirements set forth in Section 10.02 of the Credit Agreement;

(ii)                                                          the Administrative Agent shall have received such certificates of resolutions and other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Loan Parties as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the execution and delivery of this First Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the First Amendment Effective Date and attaching copies of any amendments to the Organization Documents of each Loan Party since the Restatement Effective Date (or, with respect to Holdco, since August 30, 2013), certified by the Secretary of State of its jurisdiction of organization, together with a good standing certificate from the Secretary of State of its jurisdiction of organization, each dated as of a recent date prior to the First Amendment Effective Date, and such certificates and related documentation shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iii)                                                       the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower attesting to the Solvency of the Loan Parties (taken as a whole) on the First Amendment Effective Date (after giving effect to the incurrence of the Incremental 2014 Term Loans and the other transactions contemplated to be consummated on such date), substantially in the form of the certificate delivered pursuant to Section 4.01(a)(vii) of the Credit Agreement (with appropriate modifications to reflect the incurrence of Incremental 2014 Term Loans on the First Amendment Effective Date) and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                                                      the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower, dated the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, containing a representation and warranty that (x) the incurrence of Incremental 2014 Term Loans on such date does not violate the terms of (I) the Indenture, dated as of December 19, 2013, among the Borrower, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, governing the 5 7/8% Senior Subordinated Notes due 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “New Senior Subordinated Notes Indenture”) or (II) the Indenture, dated as of July 19, 2013, among Michaels FinCo Holdings, LLC, Michaels FinCo, Inc. and Law Debenture Trust Company of New York, as trustee, governing the 7.50%/8.25% Senior PIK Toggle Notes due 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “PIK Notes Indenture”), (y) the incurrence of Incremental 2014 Term Loans on such date is permitted pursuant to Section 4.09(a) of each of the New Senior Subordinated Notes Indenture and the PIK Notes Indenture and (z) the Obligations of the type described in clause (x) of the definition of “Obligations” (including the Indebtedness evidenced by the Incremental 2014 Term Loans) constitute “Senior Indebtedness” and “Designated Senior Indebtedness” under the New Senior Subordinated Notes Indenture;

(v)                                                         the Administrative Agent shall have received (x) an opinion from Ropes & Gray LLP, counsel to the Loan Parties, and (y) opinions from local counsel to the Loan Parties, as applicable, in each case, in form and substance reasonably satisfactory to the Administrative Agent, to the extent reasonably requested by the Administrative Agent;

(vi)                                                      the Administrative Agent shall have received a Committed Loan Notice with respect to the initial Borrowing of Incremental 2014 Term Loans from a Responsible Officer of the Borrower, substantially in the form of Exhibit A to the Credit Agreement;

(vii)                                                   the Administrative Agent shall have received, for the account of each of the Incremental 2014 Term Lenders that have requested the same, an appropriate Note executed by the Borrower, in each case in the amount, maturity and otherwise as provided in the Credit Agreement and Section 1(c) of Part I of this First Amendment;

(viii)                                                (x) properly completed irrevocable redemption notice(s) in respect of the full principal amount of the outstanding Senior Notes shall have been delivered to the trustee under the Senior Notes Indenture in accordance with the terms thereof, (y) all amounts necessary to redeem in full the Senior Notes and pay all other obligations owing in respect thereof through the proposed date of redemption (including premiums and accrued but unpaid interest thereon to, but not including, the proposed date of redemption) shall have been irrevocably deposited in trust with the trustee under the Senior Notes Indenture and (z) the Senior Notes and all such other obligations under the Senior Notes Indenture shall have been satisfied and discharged in accordance with the terms of the Senior Notes Indenture;

(ix)                                                      The Michaels Companies, Inc., a Delaware corporation (“Topco”), shall have sold shares of its common stock pursuant to a bona fide underwritten sale to the public under a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Topco, Holdco, the Borrower or any of its Restricted Subsidiaries, as the case may be) declared effective by the SEC;

(x)                                                         the Borrower shall have incurred Refinancing Indebtedness pursuant to, and in accordance with the requirements of, Section 7.03(b)(xiii) of the Credit Agreement in an aggregate principal amount equal to $250,000,000, which Refinancing Indebtedness shall constitute additional Subordinated Indebtedness under the New Senior Subordinated Notes Indenture and the net cash proceeds of which shall have been applied to finance, in part, the refinancing transactions described in preceding clause (viii);

(xi)                                                      the Borrower shall have paid to each Incremental 2014 Term Lender an initial yield payment equal to 0.50% of its Incremental 2014 Term Commitment on the First Amendment Effective Date (as in effect immediately before giving effect to the termination thereof pursuant to Section 2.06 of the Credit Agreement (as amended by this First Amendment)), with such initial yield payment to be treated, for tax purposes only, as a payment described in Treas. Reg. Section 1.1273-2(g)(2);

(xii)                                                   the Borrower shall have paid all fees, costs and expenses required to be paid pursuant to Section 7 of Part II of this First Amendment and (without duplication) all fees, costs and expenses due and owing under that certain Fee Letter, dated as of June 9, 2014, by and among the Borrower and the Lead Arrangers so long as, with respect to fees, costs and expenses of counsel, such fees, costs and expenses have been invoiced at least two Business Days prior to the First Amendment Effective Date;

(xiii)                                                the Required Lenders under, and as defined in the ABL Credit Agreement shall have consented in writing to this First Amendment, the incurrence of the Incremental 2014 Term Loans and the granting of security and provision of guaranties therefor and a copy of such fully executed consent shall have been delivered to the Administrative Agent; and

(xiv)                                               all of the conditions specified in Section 2.17 of the Credit Agreement (as modified by this First Amendment) with respect to the incurrence of the Incremental 2014 Term Loans (including Section 2.17(d) of the Credit Agreement) shall have been satisfied and the Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date and signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying that (a) all of the conditions in clauses (i) through (xiii) (inclusive) above have been satisfied on such date, (b) the Borrower is in compliance with the requirements of Section 2.17 of the Credit Agreement and (c) the Incremental 2014 Term Loans were incurred in reliance on Section 2.17(d)(iv)(B) of the Credit Agreement;

provided, however, that unless each the foregoing conditions in this Section 5 shall have been satisfied on or prior to September 30, 2014, the First Amendment shall not become effective (and the First Amendment Effective Date shall not occur).

6.                                      By executing and delivering a counterpart hereof, (i) each Loan Party hereby agrees that all Loans incurred by the Borrower (including, without limitation, the Incremental 2014 Term Loans made available on the First Amendment Effective Date) shall be guaranteed pursuant to the various Guaranties in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) each Loan Party hereby (A) agrees that, after giving effect to this First Amendment, the Collateral Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this First Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Collateral Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case, after giving effect to this First Amendment.

7.                                      The Loan Parties hereby agree to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this First Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case, as required to be reimbursed pursuant to the Credit Agreement.

8.                                      From and after the First Amendment Effective Date, (i) all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby and (ii) this First Amendment shall be deemed to constitute a “Loan Document” for all purposes of the Credit Agreement.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

MICHAELS STORES, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

Signature page to First Amendment to Amended and Restated Credit Agreement — Michaels Stores, Inc.

DEUTSCHE BANK AG NEW YORK BRANCH, Individually as an Incremental 2014 Term Lender and as Administrative Agent

By:	/s/ Scott Sartorius
	Name:	Scott Sartorius
	Title:	Managing Director

By:	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

Signature page to First Amendment to Amended and Restated Credit Agreement — Michaels Stores, Inc.

Each of the undersigned, each being a Guarantor (as defined in the Credit Agreement) hereby consents to the entering into of this First Amendment and agrees to the provisions hereof.

MICHAELS FUNDING, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

AARON BROTHERS, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

MICHAELS FINANCE COMPANY, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

MICHAELS STORES CARD SERVICES, LLC

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

MICHAELS STORES PROCUREMENT COMPANY, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

Signature page to First Amendment to Amended and Restated Credit Agreement — Michaels Stores, Inc.

ARTISTREE, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

Signature page to First Amendment to Amended and Restated Credit Agreement — Michaels Stores, Inc.

ANNEX I

COMMITMENTS

Lender	Incremental 2014 Term Commitments

Deutsche Bank AG New York Branch	$850,000,000

TOTAL:	$850,000,000

ANNEX II

SUMMARY OF TERMS

Dated as of June 10, 2014

Interest Rates:

The Applicable Rate with respect to the Incremental 2014 Term Loans will be a percentage per annum equal to (i) for Eurocurrency Rate Loans, 3.00% and (ii) for Base Rate Loans, 2.00%.

Notwithstanding the foregoing, with respect to any new Class of Incremental Term Loans incurred subsequent to the First Amendment Effective Date that are secured on a pari passu basis with the Obligations, the Effective Yield applicable to such Incremental Term Loans shall not be greater than the applicable Effective Yield payable pursuant to the terms of the Credit Agreement as amended through the date of such calculation with respect to Incremental 2014 Term Loans plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency Rate or Base Rate floor) with respect to the Incremental 2014 Term Loans is increased so as to cause the then applicable Effective Yield under the Credit Agreement on the Incremental 2014 Term Loans to equal the Effective Yield then applicable to such Incremental Term Loans minus 50 basis points; provided that any increase in the Effective Yield to the Incremental 2014 Term Loans due to the application or imposition of a Eurocurrency Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurocurrency Rate or Base Rate floor applicable to the Incremental 2014 Term Loans.

With respect to the computation of interest on the Incremental 2014 Term Loans, the Eurocurrency Rate and Base Rate applicable to Incremental 2014 Term Loans shall be subject to a floor of 1.00% and 2.00%, respectively, per annum.

Issuance Price

99.50%; provided that the discount to par reflected in the issuance price of Incremental 2014 Term Loans may, at the election of the Incremental 2014 Term Lenders, be taken in the form of an upfront fee paid on the First Amendment Effective Date.

Maturity Date:	With respect to the Incremental 2014 Term Loans, January 28, 2020.

Scheduled Amortization:

The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders with outstanding Incremental 2014 Term Loans (i) on the last Business Day of each July, October, January and April, commencing with the last Business Day of October, 2014, an aggregate amount equal to 0.25% of the aggregate principal amount of all Incremental 2014 Term Loans outstanding on the First Amendment

Effective Date (as such scheduled amortization amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 of the Credit Agreement or in connection with any Extension as provided in Section 2.16 of the Credit Agreement) and (ii) on the Maturity Date for such Incremental 2014 Term Loans, the aggregate principal amount of all such Incremental 2014 Term Loans outstanding on such date.